                                                                     Exhibit 4.4

                                                          FEDERAL IDENTIFICATION
                                                               NO. 04-2777507
                                                                   ----------
                       The Commonwealth of Massachusetts
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

    We,    John A. Pino                              ,  * President
          ------------------------------------------

    and    Jeffrey B. Lavin                           , * Clerk
          ------------------------------------------


    of     ACT Manufacturing, Inc.                                 ,
          --------------------------------------------------------
                          (Exact name of corporation)

    located at:     2 Cabot Road, Hudson,  MA 01749               ,
               ---------------------------------------------------
               (Street address of corporation in Massachusetts)

    certify that these Articles of Amendment affecting articles numbered:


                3
    ---------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

    of the Articles of Organization were duly adopted at a meeting held on May 15, 2000, by vote of:

    14,822,413  shares of  Common Stock, $.01 par value   of  16,654,828  shares outstanding,
    -----------            ------------------------------     ----------
                           (type, class & series, if any)

                shares of                                 of              shares outstanding, and
    -----------            ------------------------------     ----------
                           (type, class & series, if any)

                shares of                                 of              shares outstanding.
    -----------            ------------------------------     ----------
                           (type, class & series, if any)




1**being at least a majority of each type, class or series outstanding and entitled to vote thereon

*Delete the inapplicable words.            ** Delete the inapplicable clause.

1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


----------------------------------------------------------------------------------------------------------------------
 WITHOUT PAR VALUE STOCKS                                        WITH PAR VALUE STOCKS
----------------------------------------------------------------------------------------------------------------------
  TYPE                   NUMBER OF SHARES           TYPE         NUMBER OF SHARES                      PAR VALUE
----------------------------------------------------------------------------------------------------------------------
Common:                          0                Common:        50,000,000                               $.01
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Preferred:                       0                Preferred:     5,000,000                                $.01
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------



Change the total authorized to:

----------------------------------------------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                                        WITH PAR VALUE STOCKS
----------------------------------------------------------------------------------------------------------------------
  TYPE                   NUMBER OF SHARES         TYPE          NUMBER OF SHARES                      PAR VALUE
----------------------------------------------------------------------------------------------------------------------
Common:                         0                Common:        100,000,000                              $.01
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Preferred:                      0                Preferred:     5,000,000                                $.01
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     --------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 15th day of May, 2000.
                                            ----        ---------

/s/ John A. Pino                                                  , *President
-------------------------------------------------------------------

/s/ Jeffrey B. Lavin                                              , *Clerk
-------------------------------------------------------------------

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


--------------------------------------------------------------------------------

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $50,000 having been paid, said article is deemed to have been filed with me this 17th day of May, 2000.




Effective date: ____________________________________________







                          /s/ William Francis Galvin

                            WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth









                        TO BE FILLED IN BY CORPORATION

                     Photocopy of document to be sent to:


                        Kelly R. Whiting, Esq.
              ---------------------------------------------------
                        Testa, Hurwitz & Thibeault, LLP
              ---------------------------------------------------
                        High Street Tower
              ---------------------------------------------------
                        125 High Street
              ---------------------------------------------------
                        Boston, MA 02110
              ---------------------------------------------------